2018 First Quarter Investor Presentation

Cautionary Statements for Purposes of the Safe Harbor Provisions of the Securities Litigation Reform Act Any statements contained in this presentation regarding the outlook for the Company's businesses and their respective markets, such as projections of future performance, targets, guidance, statements of the Company's plans and objectives, forecasts of market trends and other matters are forward- looking statements based on the Company's assumptions and beliefs. Such statements may be identified by such words or phrases as "will likely result," "are expected to," "will continue," "outlook," "will benefit," "is anticipated," "estimate," "project," "management believes" or similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those discussed in such statements and no assurance can be given that the results in any forward-looking statement will be achieved. For these statements, TCF claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Any forward-looking statement speaks only as of the date on which it is made and we disclaim any obligation to subsequently revise any forward-looking statement to reflect events or circumstances after such date or to reflect the occurrence of anticipated or unanticipated events. Certain factors could cause the Company's future results to differ materially from those expressed or implied in any forward-looking statements contained herein. These factors include the factors discussed in Part I, Item 1A . of the Company's Annual Report on Form 10-K for the year ended December 31, 2017 under the heading "Risk Factors," the factors discussed below and any other cautionary statements, written or oral, which may be made or referred to in connection with any such forward-looking statements. Since it is not possible to foresee all such factors, these factors should not be considered as complete or exhaustive. Adverse Economic or Business Conditions; Competitive Conditions; Credit and Other Risks. Deterioration in general economic and banking industry conditions, including those arising from government shutdowns, defaults, anticipated defaults or rating agency downgrades of sovereign debt (including debt of the U.S.), or increases in unemployment; adverse economic, business and competitive developments such as shrinking interest margins, reduced demand for financial services and loan and lease products, deposit outflows, increased deposit costs due to competition for deposit growth and evolving payment system developments, deposit account attrition or an inability to increase the number of deposit accounts; customers completing financial transactions without using a bank; adverse changes in credit quality and other risks posed by TCF's loan, lease, investment, debt securities held to maturity and debt securities available for sale portfolios, including declines in commercial or residential real estate values, changes in the allowance for loan and lease losses dictated by new market conditions or regulatory requirements, or the inability of home equity line borrowers to make increased payments caused by increased interest rates or amortization of principal; deviations from estimates of prepayment rates and fluctuations in interest rates that result in decreases in the value of assets such as interest-only strips that arise in connection with TCF's loan sales activity; interest rate risks resulting from fluctuations in prevailing interest rates or other factors that result in a mismatch between yields earned on TCF's interest-earning assets and the rates paid on its deposits and borrowings; foreign currency exchange risks; counterparty risk, including the risk of defaults by our counterparties or diminished availability of counterparties who satisfy our credit quality requirements; decreases in demand for the types of equipment that TCF leases or finances; the effect of any negative publicity; the effects of man-made and natural disasters, including fires, floods, tornadoes, hurricanes, acts of terrorism, civil disturbances and environmental damage, which may negatively affect our operations and/or our customers. Legislative and Regulatory Requirements. New consumer protection and supervisory requirements and regulations, including those resulting from action by the Consumer Financial Protection Bureau ("CFPB") and changes in the scope of Federal preemption of state laws that could be applied to national banks and their subsidiaries; the imposition of requirements that adversely impact TCF's deposit, lending, loan collection and other business activities such as mortgage foreclosure moratorium laws, further regulation of financial institution campus banking programs, restrictions on arbitration or new restrictions on loan and lease products; changes affecting customer account charges and fee income, including changes to interchange rates; (continued) 2

Cautionary Statements for Purposes of the Safe Harbor Provisions of the Securities Litigation Reform Act (cont.) regulatory actions or changes in customer opt-in preferences with respect to overdrafts, which may have an adverse impact on TCF; governmental regulations or judicial actions affecting the security interests of creditors; deficiencies in TCF's compliance programs, including under the Bank Secrecy Act, which may result in regulatory enforcement action including monetary penalties; increased health care costs including those resulting from health care reform; regulatory criticism and resulting enforcement actions or other adverse consequences such as increased capital requirements, higher deposit insurance assessments or monetary damages or penalties; heightened regulatory practices, requirements or expectations, including, but not limited to, requirements related to enterprise risk management, the Bank Secrecy Act and anti-money laundering compliance activity. Earnings/Capital Risks and Constraints, Liquidity Risks. Limitations on TCF's ability to carry out its share repurchase program, pay dividends or increase dividends because of financial performance deterioration, regulatory restrictions or limitations; increased deposit insurance premiums, special assessments or other costs related to adverse conditions in the banking industry; the impact on banks of regulatory reform, including additional capital, leverage, liquidity and risk management requirements or changes in the composition of qualifying regulatory capital; adverse changes in securities markets directly or indirectly affecting TCF's ability to sell assets or to fund its operations; diminished unsecured borrowing capacity resulting from TCF credit rating downgrades or unfavorable conditions in the credit markets that restrict or limit various funding sources; costs associated with new regulatory requirements or interpretive guidance including those relating to liquidity; uncertainties relating to future retail deposit account changes, including limitations on TCF's ability to predict customer behavior and the impact on TCF's fee revenues. Branching Risk; Growth Risks. Adverse developments affecting TCF's supermarket banking relationships or either of the primary supermarket chains in which TCF maintains supermarket branches; costs related to closing underperforming branches; inability to timely close underperforming branches due to long-term lease obligations; slower than anticipated growth in existing or acquired businesses; inability to successfully execute on TCF's growth strategy through acquisitions or expanding existing business relationships; failure to expand or diversify TCF's balance sheet through new or expanded programs or opportunities; failure to effectuate, and risks of claims related to, sales of loans; risks related to new product additions and addition of distribution channels (or entry into new markets) for existing products. Technological and Operational Matters. Technological or operational difficulties, loss or theft of information, cyber-attacks and other security breaches, counterparty failures and the possibility that deposit account losses (from fraudulent checks, stolen debit card information, etc.) may increase; failure to keep pace with technological change, such as by failing to develop and maintain technology necessary to satisfy customer demands and prevent cyber-attacks, costs and possible disruptions related to upgrading systems or cyber-attacks; the failure to attract and retain key employees. Litigation Risks. Results of litigation or government enforcement actions such as TCF's pending litigation with the CFPB and related matters, including class action litigation or enforcement actions concerning TCF's lending or deposit activities, including account opening/origination, servicing practices, fees or charges, employment practices or checking account overdraft program "opt in" requirements; possible increases in indemnification obligations for certain litigation against Visa U.S.A. Accounting, Audit, Tax and Insurance Matters. Changes in accounting standards or interpretations of existing standards; federal or state monetary, fiscal or tax policies, including the impact of the Tax Cuts and Jobs Act tax reform legislation and adoption of federal or state legislation that would increase federal or state taxes; ineffective internal controls; adverse federal, state or foreign tax assessments or findings in tax audits; lack of or inadequate insurance coverage for claims against TCF; potential for claims and legal action related to TCF's fiduciary responsibilities. 3

Consumer real estate and Other (First mortgage lien) Consumer real estate (Junior lien) Auto finance Leasing and equipment finance Commercial Inventory finance Securities and other Corporate Profile Savings Money market Checking Certificates of deposit • $23.4 billion national bank holding company headquartered in Minnesota • 48th largest publicly-traded U.S. based bank holding company by asset size1 • 318 bank branches in seven states • Approximately 136,100 small business banking relationships: • 60,600 checking accounts • 75,500 lending relationships • Average loan and lease portfolio makes up 83% of average total assets • Common equity ratio of 10.06% • Book value per common share of $13.89 • Return on average common equity of 11.23%2 (Average balances, $ millions) 1 Source: S&P Global Market Intelligence (December 31, 2017) 2 YTD annualized 3 Annualized and presented on a fully tax equivalent basis March 31, 2018 1Q18 Yield of 5.19%3 1Q18 Rate of 0.50%3 $5,411 $6,192 $1,698 $4,998 $1,933 $3,601 $4,691 $3,020 $2,880 $3,128 $2,358 A WELL-DIVERSIFIED EARNING ASSET PORTFOLIO… …FUNDED BY A LOW COST DEPOSIT BASE 11% 9% 13% 14% 22% 17% 14% 4 27% 34% 9% 30% (Average balances, $ millions)

Who We Are – A Unique Regional Bank LENDING • Well-diversified portfolio by asset class, geography, industry, loan and lease size and collateral type • Expertise in diverse lending businesses • Shift in earning assets primarily from auto finance loans to other loan and lease portfolios and debt securities FUNDING • Loan and lease growth funded primarily by low cost, core deposit base • High concentration of retail deposits that provide a competitive pricing advantage as interest rates increase • Convenience banking model based on branch locations, hours of operation, ATMs and enhanced digital channels 5 PROFITABILITY • Strong net interest income and net interest margin primarily due to our asset sensitive balance sheet and continued pricing discipline as interest rates increase • Improved earnings predictability with reduced gains on sales revenue replaced with more consistent interest income • Stable credit quality performance due to execution of our diversification philosophy

First Quarter Themes 6 Net income of $73.8 million and diluted EPS of 39 cents Impacted by one-time reduction in net income available to common stockholders of $3.5 million, or 2 cents per share, related to redemption of Series B Preferred Stock • Run-off being reinvested into other loan and lease portfolios and debt securities • Pace of run-off meeting expectations • Credit quality of the auto finance portfolio meeting expectations RUN-OFF OF THE AUTO FINANCE PORTFOLIO IS PROGRESSING AS EXPECTED • Interest rate increases continue to positively impact loan and lease yields • Year-over-year loan and lease yield expansion exceeding deposit cost expansion • Maintaining a strong net interest margin with increasing capital efficiency and lower credit risk CONTINUE TO BENEFIT FROM ASSET SENSITIVE BALANCE SHEET • Revenue growth exceeded non-interest expense growth, which resulted in an improved efficiency ratio • Decline in compensation and other non-interest expenses (excluding operating lease depreciation) PROGRESS IN DRIVING IMPROVED EFFICIENCIES YEAR-OVER-YEAR • Continued to repurchase shares via our $150 million share repurchase authorization • Completed redemption of Series B Preferred Stock, resulting in reduced dividend expense beginning in 2Q18 • Opportunities for additional capital initiatives over time as risk profile improves EXECUTION OF CAPITAL INITIATIVES • Year-over-year decline in net charge-offs as a percent of average loans (excluding consumer real estate non- accrual loan sale in 1Q17)1 • Reducing risk profile of balance sheet highlighted by run- off of the auto finance portfolio • Net charge-offs excluding auto finance portfolio of 9 bps1 STRONG CREDIT QUALITY PERFORMANCE CONTINUES3 1 2 5 4 1 Refer to Slide 15 "Net Charge-off Ratio" for further information.

Other 3% Fees and service charges 28% ATM revenue 4% Card revenue 12% Leasing & equipment finance 37% Gains on sales of consumer real estate loans, net 8% Servicing fee income 8% NET LEASING AND EQUIPMENT FINANCE NON-INTEREST INCOME NIM up 13 bps YoY 400 350 300 250 200 150 100 50 0 5.25% 5.00% 4.75% 4.50% 4.25% 4.00% 1Q17 2Q17 3Q17 4Q17 1Q18 $104 $326 $115 $342 $109 $343 $121 $363 $112 $355 4.46% 4.52% 4.61% 4.57% 4.59% Net interest margin1 1Q18 vs. 1Q17 revenue impacted by the following 1Q18 items: • Higher net interest income driven by a combination of higher yields and growth in the loan and lease portfolio • Higher levels of leasing and equipment finance revenue (non-interest income) primarily due to purchase of a leasing company in June 2017 and growth • Reduction in gains on sales and servicing fee income 1 Annualized Revenue Summary NON-INTEREST INCOME DIVERSIFICATION ($ millions) Non-interest income Net interest income Strategic Pillars Diversification 1 Profitable Growth 2 7 $222 $227 $234 $242 $243 ($ millions) 1Q17 1Q18 Leasing and equipment finance non-interest income $28 $42 Operating lease depreciation $(11) $(17) Net leasing and equipment finance non-interest income $17 $25 $112 million NET INCREASE OF $8M YoY • Strategic investments resulting in strong operating lease growth, creating more consistent net leasing revenue

• Compensation and employee benefits and other non-interest expenses declined 1.7% year-over- year • Other non-interest expenses year- over-year decrease primarily due to lower severance expense, loan and lease processing expense and professional fees • Operating lease depreciation year- over-year increase driven by increase in operating lease balances • Efficiency ratio improved 572 basis points year-over-year 1 Includes Occupancy and equipment, Other non-interest expense, Foreclosed real estate and repossessed assets, and Other credit costs, net Non-interest Expense 350 300 250 200 150 100 50 0 1Q17 2Q17 3Q17 4Q17 1Q18 $124 $116 $115 $128 $124 $109 $105 $104 $204 $105 $11 $244 $12 $233 $16 $235 $16 $348 $17 $246 Compensation & Employee Benefits Foreclosed Real Estate and Other Credit Cost Compensation & Employee Benefits 350 300 250 200 150 100 50 0 $ (M ill io ns ) 6/14 9/14 12/14 3/15 6/15 ($ millions) Operating lease depreciation Other1 Compensation and employee benefits Strategic Pillars Profitable Growth 2 Operating Leverage 3 8 Compensation and employee benefits and Other NIE: $233 $221 $219 $332 $229 Efficiency ratio: 74.93% 68.19% 68.46% 95.88% 69.21%

Variable-and adjustable-rate portfolios are 46% of total average loans and leases, up from 44% at 1Q17 4.70 4.60 4.50 4.40 4.30 4.20 1Q 2Q 3Q 4Q 4.37 4.35 4.34 4.30 4.46 4.52 4.61 4.574.59 Positive Impact of Rising Interest Rates • Additional interest rate hikes • Reinvestment of auto finance portfolio run-off into loan and lease and investment portfolios • Seasonality of inventory finance • Loan and lease portfolio growth and mix changes • Composition of deposit base • Continued pricing discipline on both loans and leases and deposits Strategic Pillars Diversification 1 Profitable Growth 2 NET INTEREST MARGIN TRENDS1 2017 (FY17: 4.54%) 2018 (1Q18: 4.59%) 9 WELL-MANAGED DEPOSIT COSTSIMPACT ON VARIABLE- AND ADJUSTABLE-RATE PORTFOLIOS (Percent) Average Balances Yields1 1Q18 1Q17 1Q18 Change Consumer real estate $3.0B 5.54% 6.18% 64 bps Commercial 2.7B 4.30 5.04 74 Inventory finance 3.1B 5.93 6.64 71 Total variable $8.8B 1 Annualized and presented on a fully tax-equivalent basis 2016 (FY16: 4.34%) FUTURE NET INTEREST MARGIN DRIVERS Average Balances Deposit Rate Change 1Q18 1Q18 vs. 1Q17 1Q18 vs. 1Q15 Deposits, excluding CDs $13.3B 6 bps 2 bps Certificates of deposit 5.0B 34 53 Total deposits $18.3B 17 21 Federal funds rate change 75 150 Despite 150 basis point increase in federal funds rates in past three years, the cost of total deposits increased 21 basis points

A Focus on Digital Banking TCF's SHIFT TOWARDS DIGITAL AND SELF SERVICE • Since beginning of 2012: • Reduced branch count • Increased number of ATMs including 284 image-enabled • $6.5 billion of deposit growth • 1Q18 vs. 1Q17: • 119% increase in digital and ATM deposit transactions • 51% increase in digital account openings • 264 bps decline in checking account attrition Strategic Pillars Profitable Growth 2 Core Funding 4 IN 2017, TCF LAUNCHED AN ENHANCED DIGITAL BANKING PLATFORM TO MEET THE EVOLVING NEEDS OF OUR CUSTOMERS... • Enhanced digital features include thumbprint and facial recognition, mobile deposit capture and advanced budgeting tools • Continue to shift investment from branch to self-service channels to align with customer preferences ...AND THE RESPONSE EXCEEDED EXPECTATIONS • Four times as many concurrent users on digital platform since the launch • A digital offering with functionality on par with larger peers helps to reduce attrition and create new customer relationships MORE DIGITAL ENHANCEMENTS TO COME • New digital platform allows for quicker and more efficient rollout of future enhancements 10

20,000 18,000 16,000 14,000 12,000 10,000 8,000 6,000 4,000 2,000 0 1Q17 2Q17 3Q17 4Q17 1Q18 $17,106 $17,323 $17,649 $18,139 $18,299 • 87% of average deposit balances are consumer • Relative value of retail deposits increasing as short-term interest rates rise • Total average deposits increased $1.2 billion, or 7.0%, year-over- year • Average interest rate on deposits up 4 basis points on a linked quarter basis with growth in average savings and checking balances and declines in money market and CD balances Deposit Generation Average Balances ($ millions) Certificates of deposit Money market Savings Checking Strategic Pillars Profitable Growth 2 Core Funding 4 24% 14% 28% 34% 24% 13% 28% 35% 26% 12% 28% 34% 28% 10% 28% 34% 27% 9% 30% 34% 11 Average interest cost: 0.33% 0.33% 0.38% 0.46% 0.50%

3/17 6/17 9/17 12/17 3/18 $17,975 $18,367 $18,988 $19,104 14% 18% 25% 17% 16% 10% 14% 19% 23% 18% 15% 11% 14% 19% 25% 17% 15% 10% • Year-over-year loan and lease growth in wholesale businesses: • Inventory finance up 20.7% • Leasing and equipment finance up 9.1% • Commercial up 8.9% • Strong loan and lease diversification by asset class, geography, rate, average loan and lease size, estimated weighted average life and collateral type • Auto finance portfolio run-off of $360.3 million in 1Q18 • Loan and lease growth of 8.9% year-over- year excluding auto finance Loan and Lease Portfolio ($ millions) 16% 19% 24% 15% 14% 12% Inventory finance Leasing and equipment finance Commercial Auto finance Consumer real estate - Junior lien Consumer real estate & Other - First mortgage lien 18% 19% 24% 14% 15% 10% Loan and lease growth of 7.8% YoY 12 $17,975 $19,383 Strategic Pillars Diversification 1 Profitable Growth 2

• Balance sheet asset sensitivity and continued pricing discipline resulting in strong yield performance • Year-over-year increase in yields across all loan and lease portfolios • Year-over-year expansion in loan and lease yields, excluding auto finance, of 43 bps 1Q17 4Q17 1Q18 Consumer real estate: First mortgage lien 5.33% 5.36% 5.37% Junior lien 5.82 6.13 6.34 Commercial 4.43 4.90 4.93 Leasing and equipment finance 4.48 4.90 4.81 Inventory finance 5.93 6.01 6.64 Auto finance 4.15 5.23 5.28 Total loans and leases 4.95 5.35 5.49 Total excluding auto finance 5.10 5.38 5.53 Peer group2 average 4.45 4.66 N.A. 1 Annualized and presented on a fully tax-equivalent basis 2 All U.S. publicly-traded banks and thrifts, excluding TCF, with total assets between $10 and $50 billion as of December 31, 2017 that have reported loan and lease yields for the past four quarters, includes loans held for sale (source: S&P Global Market Intelligence) N.A. Not Available Loan and Lease Yields1 Strategic Pillars Diversification 1 Profitable Growth 2 13

NET CHARGE-OFFS 20 10 0 1Q17 2Q17 3Q17 4Q17 1Q18 $13 $18 $14$14 $13 $9 300 200 100 0 3.00% 2.00% 1.00% 0.00% 3/17 6/17 9/17 12/17 3/18 $171 $158 $146 $137 $143 0.95% 0.86% 0.77% 0.72% 0.74% 30 20 10 0 1Q17 2Q17 3Q17 4Q17 1Q18 $12 $19 $15 $22 $11 PROVISION FOR CREDIT LOSSES 1 Excludes non-accrual loans and leases 2 Excluding the $8.7 million recovery from the consumer real estate non-accrual loan sale, provision for credit losses was $20.9 million 3 Excluding the $4.6 million recovery from the consumer real estate non-accrual loan sale, provision for credit losses was $19.1 million 4 Excludes the $8.7 million recovery from the consumer real estate non-accrual loan sale 5 Excludes the $4.6 million recovery from the consumer real estate non-accrual loan sale ($ millions) Credit Quality Trends ($ millions) 60+ DAY DELINQUENCIES1 NON-PERFORMING ASSETS Other real estate owned Non-accrual loans and leases NPAs/Loans and leases and Other real estate owned Strategic Pillar Diversification 1 ($ millions) Net charge-offs 2 2 3 0.15% 0.12% 0.09% 0.06% 0.03% 0.00% 3/17 6/17 9/17 12/17 3/18 0.09% 0.11% 0.13% 0.12% 0.10% 14 $144 $5 $5 Recovery from non-accrual loan sales $8 4 5

Net Charge-off Ratio

Strategic Pillar

Diversification 1

	Quarter Ended[1]					Change from Quarter Ended
	Mar. 31, 2017	Jun. 30, 2017	Sep. 30, 2017	Dec. 31, 2017	Mar. 31, 2018	Mar. 31, 2017
Consumer:						
Consumer real estate:						
First mortgage lien	(0.18)%	0.15%	(0.16)%	0.18%	0.16%	34 bps
Junior lien	(0.89)	0.05	(0.38)	(0.03)	0.05	94
Total consumer real estate	(0.58)	0.09	(0.29)	0.05	0.09	67
Auto finance	1.12	0.83	1.13	1.36	1.41	29
Consumer [2]	**0.05[3]**	**0.42**	**0.34[4]**	**0.62**	**0.63**	**58**
Wholesale:						
Commercial	0.32	0.29	(0.02)	(0.04)	—	(32)
Leasing and equipment finance	0.13	0.14	0.10	0.41	0.11	(2)
Inventory finance	0.01	0.09	0.08	0.15	0.05	4
Wholesale	**0.16**	**0.18**	**0.05**	**0.20**	**0.06**	**(10)**
Total [2]	**0.11**	**0.28**	**0.18**	**0.38**	**0.29**	**18**
Total excluding consumer real estate non-accrual loan sales[2]	**0.31[5]**	**0.28**	**0.28[6]**	**0.38**	**0.29**	**(2)**
Total excluding consumer real estate non-accrual loan sales and auto finance[2]	**0.16[5]**	**0.17**	**0.09[6]**	**0.18**	**0.09**	**(7)**

[1] Annualized
[2] Includes Other
[3] Excluding the $8.7 million recovery from the consumer real estate non-accrual loan sale, consumer net charge-off ratio was 0.49%
[4] Excluding the $4.6 million recovery from the consumer real estate non-accrual loan sale, consumer net charge-off ratio was 0.56%
[5] Excludes the $8.7 million recovery from the consumer real estate non-accrual loan sale
[6] Excludes the $4.6 million recovery from the consumer real estate non-accrual loan sale

15

Leasing and equipment finance $4.7 billion (24% of total loans and leases) Leasing and Equipment Finance 5,250 4,500 3,750 3,000 2,250 1,500 750 0 12/14 12/15 12/16 12/17 3/18 $3,994 $4,290 $4,636 $5,234 $5,127 Specialty vehicles 30% Manufacturing 10% Medical 7%Construction 11% Golf cart & turf 9% Technology & data processing 6% Furniture & fixtures 7% Trucks & trailers 8% Other 12% Portfolio loans and leases1 ($ millions) 1 Includes operating leases 2 Source: The Monitor, 2017 Monitor Bank 50 3 Source: The Monitor, 2017 Monitor 100 4 Annualized and presented on a fully tax-equivalent basis • 15th largest bank-affiliated leasing company2 and 28th largest equipment finance/leasing company3 in the U.S. • Uninstalled backlog of $629.9 million, up from $506.4 million at December 31, 2017 • Focus on financing business-essential equipment • Experienced management team • Quarterly average yield of 4.81%4 • Over 60-days delinquency rate of 0.14%5 • Net charge-off (%): 2016 2017 YTD 1Q18 0.13% 0.20% 0.11% • Net leasing and equipment finance non-interest income7 of $24.6 million in 1Q18, up from $17.1 million in 1Q17 5 Excludes non-accrual loans and leases; includes portfolios acquired with deteriorated credit quality 6 YTD annualized 7 Net leasing and equipment finance non-interest income is leasing and equipment finance non- interest income less operating lease depreciation non-interest expense Serviced for others YTD Originations1 $1,874 $1,969 $2,137 $1,959 $433 $3,99 16 6 March 31, 2018

3,500 3,000 2,500 2,000 1,500 1,000 500 0 3/14 3/15 3/16 3/17 3/18 $2,174 $2,378 $2,710 $2,896 $3,468 ($ millions) 1 Annualized and presented on a fully tax-equivalent basis 2 Excludes non-accrual loans 3 YTD annualized Powersports 37% Lawn & garden 28% Other 35% • Quarterly average yield of 6.64%1, up 71 basis points from 1Q17 • Over 60-day delinquency rate of less than 0.01%2 • Net charge-off (%): 2016 2017 YTD 1Q18 0.07% 0.08% 0.05% • Credit risk spread across more than 11,100 active dealers • High yielding, high return business with a high barrier to entry and strong credit performance • Operates in the U.S. and Canada • Primarily variable-rate receivables • Strong loan yields driven by the higher operating costs of the business, not increased credit risk • Experienced management team • Growth from expansion of existing relationships and new programs Inventory finance $3.5 billion (18% of total loans and leases) YTD Originations $1,434 $1,497 $1,804 $1,821 $2,391 Serviced for others Portfolio loans Inventory Finance March 31, 2018 17 3

Multi-family housing 27% Health care facilities 8%Office buildings 10% Warehouse / industrial buildings 9% Business 24% Self storage 8% Other 14% 4,000 3,500 3,000 2,500 2,000 12/14 12/15 12/16 12/17 3/18 $3,225 $3,398 $3,748 ($ millions) • 25% fixed-rate, 75% variable- and adjustable- rate • CRE location mix: 74% located in TCF banking markets, 26% outside (following strong, proven sponsors) • Capacity for additional growth given new leadership, strong lending relationships and improving economic outlook Commercial $3.7 billion (19% of total loans and leases) Commercial March 31, 2018 YTD Originations $1,596 $1,875 $1,883 $2,067 $538 Portfolio loans Serviced for others $3,885 1 Annualized and presented on a fully tax-equivalent basis 2 Excludes non-accrual loans 3 YTD annualized • Quarterly average yields:1 4.61% fixed rate, 5.04% variable- and adjustable-rate • Variable- and adjustable-rate yield up 74 basis points from 1Q17 • No loans over 60 days delinquent2 • Net charge-off (%): 2016 2017 YTD 1Q18 0.01% 0.13% 0.00% 18 $3,204 3

Junior liens 60% First mortgage liens 40% 8,000 6,000 4,000 2,000 0 12/14 12/15 12/16 12/17 3/18 $3,143 $2,636 $2,299 $1,963 $1,888 $2,543 $2,839 $2,798 $2,990 $2,883 $1,401 $7,087 $1,816 $7,291 $2,316 $7,413 $2,360 $7,313 $2,357 $7,128 • 37% fixed-rate, 63% variable- and adjustable-rate • Average FICO score of the consumer real estate portfolio: at origination – 738; updated 1Q18 – 734 • Sold $266.3 million of consumer real estate loans in 1Q18 resulting in gains of $9.1 million • Loan servicing fees of $1.5 million in 1Q18 Consumer real estate $4.7 billion (First mortgage and Junior liens are 10% and 15% of total loans and leases, respectively) ($ millions) Consumer Real Estate March 31, 2018 Total portfolio loans and HFS $5,686 $5,475 $5,097 $4,953 $4,771 YTD Originations $1,770 $2,437 $2,588 $2,289 $433 First mortgage liens (portfolio loans and HFS) Junior liens (portfolio loans and HFS) Serviced for others portfolio • Quarterly average yields:1 5.58% fixed-rate, 6.18% variable- and adjustable-rate • Variable- and adjustable-rate yield up 64 basis points from 1Q17 • Over 60-days delinquency rate of 0.13%2 • Net charge-off (%): 2016 2017 YTD 1Q18 0.22% (0.18)% 0.09% 1 Annualized and presented on a fully tax-equivalent basis 2 Excludes non-accrual loans 3 Excluding the $8.7 million and $4.6 million recoveries from the consumer real estate non-accrual loan sales in the first and third quarters of 2017, respectively, the net charge-off ratio was 0.09% 4 YTD annualized 19 3 4

6,000 4,000 2,000 0 12/14 12/15 12/16 12/17 3/18 $2,044 $2,794 $2,902 $3,200 $2,839 $1,785 $3,829 $2,187 $4,981 $3,079 $5,981 $1,897 $5,097 $1,638 $4,477 Auto Finance March 31, 2018 • Effective December 1, 2017, TCF discontinued auto finance loan originations • Continue to service existing auto finance portfolio (owned and serviced for others) • Capital being deployed into other loan and lease portfolios and debt securities, as well as various capital initiatives, including the previously announced $150.0 million share repurchase program • Auto finance portfolio run-off of $360.3 million in 1Q18 • Loan servicing fees of $6.4 million in 1Q18 Auto finance $2.8 billion (14% of total loans and leases) • Quarterly average yield of 5.28%1 • Over 60-days delinquency rate of 0.24%2 • Net charge-off (%): 2016 2017 YTD 1Q18 0.86% 1.11% 1.41% • Average held for investment portfolio FICO score of 714 at origination ($ millions) Used auto 80% New auto 20% YTD Originations $2,796 $3,156 $3,560 $2,195 $— Serviced for others portfolio Portfolio loans and HFS 1 Annualized and presented on a fully tax-equivalent basis 2 Excludes non-accrual loans 3 YTD annualized 20 3

4Q17 1Q18 Common equity Tier 1 capital ratio1 10.79% 10.57% Tier 1 risk-based capital ratio1 12.14% 11.49% Total risk-based capital ratio1 13.90% 13.26% Tier 1 leverage ratio1 11.12% 10.52% Common equity ratio 10.42% 10.06% Tangible common equity ratio2 9.72% 9.37% Book value per common share $ 13.96 $ 13.89 Tangible book value per common share2 $ 12.92 $ 12.84 Return on average common equity3 16.95% 11.23% Return on average tangible common equity3, 4 32.87% 12.26% • Maintained strong capital ratios after recent capital actions • Common stock dividend of 15 cents per share declared on April 19, 2018 • Repurchased 2,567,171 shares of common stock during first quarter 2018 at a cost of approximately $57.6 million • 6.45% Series B non-cumulative perpetual preferred stock redeemed on March 1, 2018 Capital and Return 1 The regulatory capital ratios for 1Q18 are preliminary pending completion and filing of the Company’s regulatory reports 2 See “Reconciliation of GAAP to Non-GAAP Financial Measures – Tangible Common Equity Ratio and Tangible Book Value Per Common Share” slide 3 Annualized 4 See “Reconciliation of GAAP to Non-GAAP Financial Measures – Return on Average Tangible Common Equity” slide 21

2018 Strategic Themes REDUCING RISK PROFILE OF THE BALANCE SHEET • Auto finance portfolio run-off resulting in lower credit, operational and liquidity risks • Portfolio has the highest net charge-off and reserve levels • Reducing exposure to volatile auto finance market, including loan sales and securitizations • Increased liquidity driven by auto finance portfolio run-off POSITIVE OUTLOOK FOR NON-AUTO FINANCE BUSINESS • Expect continued strong loan and lease growth in commercial, leasing and equipment finance and inventory finance portfolios • Potential for increased consumer real estate originations as TCF Home Loans business matures, resulting in incremental gains on sales revenue and balance sheet growth • Expect mid-single digit growth (excluding auto finance) in 2018 as well as continued investment portfolio expansion • Digital banking platform continues to have a positive impact on the customer experience FOCUS ON IMPROVING RETURN ON CAPITAL • Improving ROATCE with a more efficient use of capital and reduced risk profile • Continue to execute on share repurchase strategy FY18 ROATCE1 TARGET: 11.5%-13.5% FY18 EFFICIENCY RATIO TARGET: 66%-68% 1 2 3 22 1 ROATCE is a non-GAAP financial measure. A reconciliation of the FY18 ROATCE Target to the most directly comparable GAAP measure is not provided because the Company is unable to provide such reconciliation without unreasonable effort, however it is expected to be consistent with the historical non-GAAP reconciliation of ROATCE included in the appendix. This target range does not include any estimate of the potential impacts of certain types of event-specific charges such as those related to acquisitions, changes in regulations, or the resolution of litigation. See the Cautionary Statements at the beginning of this presentation for further information regarding some of the items that could cause our actual results to differ from these estimates.

Appendix

Loan and Lease Diversification

TCF MAINTAINS A WELL-DIVERSIFIED LOAN AND LEASE PORTFOLIO

Business Unit	Consumer	Commercial	Leasing and Equipment Finance	Inventory Finance	Auto Finance
Type / Segment	Consumer real estate	Multi-family housing Business Office buildings Industrial buildings Self storage Health care facilities Other	Specialty vehicles Construction Manufacturing Golf cart & turf Trucks & trailers Furniture & fixtures Medical Technology & data processing Other	Powersports Lawn & garden Other	On balance sheet portfolio: 80% used 20% new
Geography	Local[1] National	Local[1]	National	National Canada	National
Rate	Variable- and adjustable-rate Fixed-rate	Variable- and adjustable-rate Fixed-rate	Fixed-rate	Variable-rate	Fixed-rate
Average Loan & Lease Size	First mortgage liens: $98,000 Junior liens: $49,000	$3.7 million	$75,000	$311,000	$13,000
Estimated Weighted Average Life[2]	50 months	23 months	20 months	6 months	18 months
Collateral	Real estate	Real estate Other non-real estate assets	Equipment	Inventory	Vehicle

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[1] TCF's branch footprint (IL, MN, MI, CO, WI, AZ, SD)
[2] As of March 31, 2018; estimated weighted average life represents how many months it is expected to take to collect half of the outstanding principal

Loan and Lease Geographic Diversification

At March 31, 2018

($ thousands)	Consumer Real Estate	Commercial	Leasing and Equipment Finance	Inventory Finance	Auto Finance	Other	Total
California	$ 1,034,601	$ 184,397	$ 643,838	$ 132,500	$ 458,706	$ 11	$ 2,454,053
Minnesota	923,821	837,646	110,768	124,077	41,033	4,168	2,041,513
Illinois	1,021,177	502,097	192,981	80,530	104,380	5,373	1,906,538
Michigan	387,372	565,779	152,659	146,759	45,856	5,329	1,303,754
Texas	—	103,450	424,080	207,471	262,285	8	997,294
Florida	182,950	131,645	243,932	178,019	173,271	43	909,860
Wisconsin	189,035	369,610	68,477	122,482	21,621	910	772,135
New York	40,066	35,663	251,627	132,609	161,947	41	621,953
Colorado	212,496	197,771	84,938	44,821	43,847	3,436	587,309
Ohio	7,424	74,498	169,708	140,097	88,485	1	480,213
Georgia	49,417	96,299	128,756	106,856	98,316	1	479,645
Pennsylvania	37,414	57,544	161,238	120,960	98,459	67	475,682
Canada	—	—	2,204	447,312	—	—	449,516
Arizona	103,472	27,814	151,431	53,163	83,244	304	419,428
North Carolina	9,301	20,972	154,839	104,128	105,748	2	394,990
New Jersey	53,152	29,093	154,144	48,879	91,351	1	376,620
Washington	119,694	19,049	88,784	46,994	27,242	4	301,767
Indiana	17,309	55,142	93,519	87,935	35,876	9	289,790
Missouri	8,000	73,620	69,495	95,398	32,463	—	278,976
Massachusetts	39,567	34,064	115,418	21,577	63,233	—	273,859
Oregon	87,639	51,759	58,400	48,385	20,249	—	266,432
Virginia	20,886	2,243	90,745	54,947	76,932	—	245,753
Tennessee	4,266	18,265	84,753	67,463	60,273	—	235,020
Other	172,603	189,761	969,505	844,493	644,546	146	2,821,054
Total	$ 4,721,662	$ 3,678,181	$ 4,666,239	$ 3,457,855	$ 2,839,363	$ 19,854	$ 19,383,154

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Reconciliation of GAAP to Non-GAAP Financial Measures – Tangible Common Equity Ratio and Tangible Book Value Per Common Share1 At At Dec. 31, 2017 Mar. 31, 2018 Total equity $ 2,680,584 $ 2,550,950 Less: Non-controlling interest in subsidiaries 17,827 28,437 Total TCF Financial Corporation stockholders' equity 2,662,757 2,522,513 Less: Preferred stock 265,821 169,302 Total common stockholders' equity (a) 2,396,936 2,353,211 Less: Goodwill, net 154,757 154,757 Other intangibles, net 23,687 23,112 Tangible common equity (b) $ 2,218,492 $ 2,175,342 Total assets (c) $ 23,002,159 $ 23,385,052 Less: Goodwill, net 154,757 154,757 Other intangibles, net 23,687 23,112 Tangible assets (d) $ 22,823,715 $ 23,207,183 Common stock shares outstanding (e) 171,669,419 169,415,834 Common equity ratio (a) / (c) 10.42% 10.06% Tangible common equity ratio (b) / (d) 9.72% 9.37% Book value per common share (a) / (e) $ 13.96 $ 13.89 Tangible book value per common share (b) / (e) $ 12.92 $ 12.84 1 When evaluating capital adequacy and utilization, management considers financial measures such as the tangible common equity ratio and tangible book value per common share. These measures are non-GAAP financial measures and are viewed by management as useful indicators of capital levels available to withstand unexpected market or economic conditions and also provide investors, regulators and other users with information to be viewed in relation to other banking institutions. ($ thousands, except per-share data) 26

Reconciliation of GAAP to Non-GAAP Financial Measures – Return on Average Tangible Common Equity1 QTD QTD Dec. 31, 2017 Mar. 31, 2018 Net income available to common stockholders (a) $ 97,653 $ 66,174 Plus: Goodwill impairment 73,041 — Plus: Other intangibles amortization and impairment 1,187 831 Less: Income tax expense attributable to other intangibles amortization and impairment 530 199 Adjusted net income available to common stockholders (b) $ 171,351 $ 66,806 Average balances: Total equity $ 2,591,012 $ 2,580,920 Less: Non-controlling interest in subsidiaries 20,399 23,191 Total TCF Financial Corporation stockholders' equity 2,570,613 2,557,729 Less: Preferred stock 265,821 200,404 Average total common stockholders' equity (c) 2,304,792 2,357,325 Less: Goodwill, net 197,734 154,757 Other intangibles, net 21,901 23,274 Average tangible common equity (d) $ 2,085,157 $ 2,179,294 Return on average common equity2 (a) / (c) 16.95% 11.23% Return on average tangible common equity2 (b) / (d) 32.87% 12.26% ($ thousands) 1 When evaluating capital adequacy and utilization, management considers financial measures such as return on average tangible common equity. This measure is a non-GAAP financial measure and is viewed by management as a useful indicator of capital levels available to withstand unexpected market or economic conditions and also provide investors, regulators and other users with information to be viewed in relation to other banking institutions. 2 Annualized 27